UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

Fortress Private Lending Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01880	33-6515727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 497-2976

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Senior Secured Revolving Credit Agreement

On September 17, 2026, Fortress Private Lending Fund (the “Company”), a Delaware statutory trust, entered into the First Amendment to Senior Secured Revolving Credit Agreement (the “Amendment”), which amends that certain Senior Secured Revolving Credit Agreement, dated as of August 5, 2025 (as amended by the Amendment, the “Credit Agreement” and the senior secured credit facility thereunder, the “Scotia Facility”), by and among the Company, as borrower, the lenders and issuing banks party thereto from, time to time, and The Bank of Nova Scotia, as administrative agent and, solely with respect to Section 5.11 thereof, as collateral agent.

The Amendment, among other things, (i) extends the revolver availability period from August 2029 to September 2030, (ii) extends the scheduled maturity date from August 2030 to September 2031, (iii) increases the maximum principal amount of the Scotia Facility from $400,000,000 to $500,000,000, (iv) increases the accordion provision to permit increases to a total facility amount of up to $1,000,000,000, (v) reduces the applicable margin for borrowings in term SOFR or the alternate base rate and (vi) resets the minimum shareholders’ equity test.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1. Capitalized terms used and not defined above have the applicable meanings set forth in the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Unregistered Securities.

During September 2026, Fortress Private Lending Fund (the “Company”) sold its Class I common shares of beneficial interest, par value $0.01 per share (the “Shares”) for aggregate consideration of $25.8 million. The number of Shares to be issued was finalized on September 18, 2026. The purchase price per Share equaled the Company’s net asset value (“NAV”) per Share as of August 31, 2026. The offer and sale of the Shares was made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and other available exemptions from the registration requirements of the Securities Act to investors who are “accredited investors” within the meaning of Regulation D under the Securities Act.

Date of Unregistered Sale	Amount of Shares	Total Consideration (in thousands)
As of September 1, 2026 (number of Class I common shares finalized on September 18, 2026)	1,065,109	$25,770

Item 8.01 Other Events.

Net Asset Value

The NAV per Share as of August 31, 2026, as determined in accordance with the valuation policies and procedures approved by the Company’s board of trustees, was as follows:

NAV as of
Share Class	August 31, 2026
Class I	$24.1947

As of August 31, 2026, the Company’s aggregate NAV was approximately $1.1 billion, the fair value of its portfolio investments was approximately $2.0 billion, and there was approximately $886.7 million debt outstanding.

September Distribution

On September 18, 2026, the Company declared a distribution for the monthly earnings period of September 2026 on the Shares (the “September 2026 Distribution”) in the amount per Share set forth below:

Share Class	Per Share Distribution
Class I	$0.1834

The distribution for the Shares is payable to shareholders of record as of the closing of business on September 30, 2026 and will be paid on or about October 22, 2026. The September 2026 Distribution will be paid in cash or reinvested in Shares for shareholders participating in the Company’s distribution reinvestment plan.

Portfolio and Business Commentary

As of August 31, 2026, the Company's portfolio was approximately $2.0 billion based on fair market value across 92 portfolio companies and 21 industries. Based on fair value, the Company's portfolio consisted of approximately 98.2% first lien, 99.9% floating rate debt investments. The Company's portfolio’s directly originated debt investments had a median EBITDA of $86.4 million, a weighted average net loan-to-value of 45.6% and interest coverage1 of 2.8x, respectively. The weighted average yield at fair market value of directly originated debt investments was 10.1% and the weighted average yield at fair market value of the overall portfolio was 9.9%.

The information presented above is based on management's preliminary determinations as of September 18, 2026. Consequently, the data set forth in our subsequent Form 10-Q, which will include financial statements for the quarter ended September 30, 2026, may differ from this information, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above.

1Interest coverage is the ratio of an entity’s adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) to its cash interest expense over the LTM period. This figure covers the Company’s directly originated private loan investments underwritten based on cash flows and excludes investments underwritten based on balance sheet assets.

Status of the Offering

The Company is currently offering on a continuous basis, Shares in transactions exempt from the registration provisions of the Securities Act, pursuant to Section 4(a)(2) thereof, by Rule 506(b) of Regulation D promulgated thereunder and Regulation S promulgated thereunder. As of the date hereof, the Company has issued a total of 46,226,873 Shares for aggregate consideration of $1.1 billion. The Shares issued amount does not include Shares issued through the Company’s distribution reinvestment plan.

As of the date of this report, there was no established public market for the Company's Shares. Effective September 1, 2026, the Company had 46,875,752 Shares issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

First Amendment to Senior Secured Revolving Credit Agreement, dated as of September 17, 2026, by and among Fortress Private Lending Fund, the lenders and issuing banks party thereto from time to time, and The Bank of Nova Scotia, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 22, 2026

Fortress Private Lending Fund

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer